UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2013, Poly Shield Technologies Inc. (the “Company”), signed an Addendum to its December 1, 2012 Employment Agreement with Rasmus Norling (the “Addendum”) to extend the term of certain contractual obligations required under the original terms of the Employment Agreement from December 31, 2013 to February 28, 2014.

These contractual obligations consist of performance incentives as to the delivery of bona fide contracts for the sale or lease of products or services (“Qualifying Contracts”), which must be approved by the Company’s Board of Directors. The delivery of Qualifying Contracts will result in the release of restricted shares of the Company’s common stock previously issued to Mr. Norling and currently held in escrow and are subject to the terms set out in the Employment Agreement.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the complete text of the Addendum attached as Exhibit 10.1 hereto.  A more detailed description and copy of the Employment Agreement and the terms of release for Mr. Norling’s restricted stock may be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2012.

A copy of the Company’s news release regarding the Addendum is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Addendum to December 1, 2012 Employment Agreement, dated effective as of December 30, 2013.
99.1	News Release dated December 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: January 3, 2014	By: /s/ Brad Eckenweiler

Name: Brad Eckenweiler
Title: Chief Executive Officer

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